EQUIPMENT LEASE AGREEMENT

       THIS EQUIPMENT LEASE AGREEMENT (the "Lease") is made as of the 18th day of November, 1997, by and between EMERALD EQUIPMENT LEASING, INC., a Delaware corporation ("Lessor"); and NPR, INC. and HOLT CARGO SYSTEMS, INC. (individually, "Lessee" and collectively, "Lessees")

       The parties agree that Lessees shall lease from Lessor the property (the "Equipment") described in the Equipment Schedule(s) to be executed pursuant hereto and upon execution incorporated herein (collectively, the "Equipment Schedule"), subject to the terms set forth herein, including the terms contained in the Riders annexed hereto and in the Equipment Schedule. The definitions and construction of certain of the terms used herein are provided in
Section 19 hereof.

       1. Term. The term of lease with respect to any item of the Equipment shall consist of the term set forth in the Equipment Schedule relating thereto; provided, however, that this Lease shall be effective from and after the date of execution hereof.

       2. Rent. Lessees shall pay Lessor the rental installments in the aggregate amounts specified in the Equipment Schedule, without prior notice or demand, and all other amounts payable pursuant to this Lease (such installments and other amounts, the "rent"). This Lease constitutes a non-cancellable net lease, and Lessees' obligation to pay rent, and otherwise to perform their obligations under this Lease, and all of the other documents and agreements entered into in connection herewith (collectively, the "Lease Documents"), are and shall be absolute and unconditional and shall not be affected by any circumstances whatsoever, including any right of setoff, counterclaim, recoupment, deduction, defense or other right which any Lessee may have against Lessor, the manufacturer or vendor of the Equipment (the "Suppliers"), or anyone else, for any reason whatsoever. Without limitation to the foregoing, the Lessees may not set-off against, deduct from or attempt to obtain any credit reduction or stay in the full and absolute payment of the rent and the performance and payment of all duties and obligations required of the Lessees hereunder as a result of any debts or obligations owed from time to time by the Lessor to either or both of the Lessees, including, but not limited to, any obligations owing by the Lessor to NPR, Inc. with respect to a loan from NPR, Inc. to the Lessor in the stated principal amount of Eleven Million Dollars ($11,000,000.00). Rental installments are payable as, when and in the manner specified in the Equipment Schedule or by such other method as may be from time to time directed by Lessor or its assignee in writing; and payments of rent shall be effective upon receipt. Timeliness of Lessees' payment and their other performance under the Lease Documents is of the essence. If any rent is not paid on the due date, Lessor may

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collect, and Lessees agree to pay, a charge calculated as the product of the late charge rate specified in the Equipment Schedule (the "Late Charge Rate") and the amount in arrears for the period such amount remains unpaid. Except as otherwise expressly provided herein, this Lease and the obligations of Lessees hereunder shall not be affected by reason of any defect in, or damage to, or any loss or destruction of, the Equipment, or the interference with the use thereof by the Lessor or any person, or the invalidity or unenforceability or lack of due authorization of this Lease or lack of right, power or authority of Lessor to enter into this Lease, or any failure of the Lessor to perform any obligation of Lessor to Lessees under this Lease or any of the Lease Documents, or for any cause, whether similar or dissimilar to the foregoing, any present or future law or regulation to the contrary notwithstanding, it being the express intention of Lessor and Lessees that all rent payable by Lessees hereunder shall be, and continue to be, payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease.

       3. Representations And Warranties Of Lessees. Each Lessee represents and warrants that:

          (a) Such Lessee is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and in all other states in which it is required under applicable law to qualify to conduct its business;

          (b) The execution, delivery and performance of the Lease Documents and compliance with the terms thereof (i) have been duly authorized by all necessary corporate action on the part of such Lessee, (ii) do not require the approval of any stockholder, trustee or holder of any obligations of such Lessee except such as have been duly obtained, and (iii) do not and will not contravene any law, governmental rule, regulation or order now binding on such Lessee, or the charter or by-laws of such Lessee, or contravene the provisions of, or constitute a default under, or result in the creation of any lien or encumbrance upon the property of such Lessee under, any indenture, mortgage, contract or other agreement to which such Lessee is a party or by which it or its property is bound;

          (c) Each of the Lease Documents, when entered into, will constitute legal, valid and binding obligations of such Lessee enforceable against such Lessee, in accordance with the terms thereof;

          (d) There are no pending actions or proceedings to which such Lessee is a party, and there are no other pending or threatened actions or proceedings of which such Lessee has knowledge, before any court, arbitrator or administrative agency, which, either individually or in the aggregate, would adversely affect the financial condition of such Lessee, or the ability of such Lessee to perform its obligations under or remain in

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     compliance with the Lease Documents; further, such Lessee is not in default under any obligation for borrowed money, for the deferred purchase price of property or any lease agreement which, either individually or in the aggregate, would have the same such effect;

          (e) Under the laws of the state(s) in which the Equipment is to be located, the Equipment consists solely of personal property and not fixtures;

          (f) The address stated below the signature of such Lessee is the chief place of business and chief executive office of such Lessee; and

          (g) Such Lessee does not conduct business under a trade, assumed or fictitious name.

       4. Financials, Further Assurances And Notices. Each Lessee covenants and agrees as follows:

          (a) To supply to the Lessor each financial statement and other submission required by Section 5.5 of the Lease Guaranty Agreement (the "Lease Guaranty Agreement") by and between The Holt Group, Inc., a Delaware corporation, Holt Hauling And Warehousing System, Inc., a Pennsylvania corporation, Wilmington Stevedores, Inc., a Delaware corporation, Murphy Marine Services, Inc., a Delaware corporation, The Riverfront Development Corporation, a New Jersey corporation, NPR Holding Corporation, a Delaware corporation, NPR-Navieras Receivables, Inc., a Delaware corporation, and NPR S.A., Inc. for the benefit of the Lessor and its successors and assigns with respect to various duties and obligations of the Lessees.

          (b) Each Lessee will promptly execute and deliver to Lessor such further documents, instruments and assurances and take such further action as Lessor from time to time may reasonably request in order to carry out the intent and purpose of this Lease and to establish and protect the rights and remedies created or intended to be created in favor of Lessor under the Lease Documents; and

          (c) Each Lessee shall provide written notice to Lessor (i) thirty (30) days prior to any contemplated change in the name or address of the chief executive office of such Lessee, (ii) promptly upon the occurrence of any Default (as hereinafter defined) or event which, with the lapse of time or the giving of notice, or both, would become a Default (a "default"; except as used in Sections 15 and 16), and (iii) promptly upon any Lessee becoming aware of any alleged violation of applicable law relating to the Equipment or this Lease.

       5. Conditions Precedent. Lessor's obligations under this Lease, including its obligation to lease any Equipment described in an Equipment Schedule, are conditioned upon Lessor's determination

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that all of the following have been satisfied as of the date of the applicable
Equipment Schedule:

          (a) Lessor having received the following, in form and substance satisfactory to Lessor (i) evidence as to due compliance with the insurance provisions hereof, (ii) Uniform Commercial Code financing statements and all other filings and recordings as required by Lessor, (iii) certificate of each Lessee's Secretary certifying (1) resolutions of such Lessee's Board of Directors duly authorizing the leasing of the Equipment described in such Equipment Schedule and the execution, delivery and performance of this Lease, such Equipment Schedule and all related instruments and documents, and (2) the incumbency and signature of the officers of such Lessee authorized to execute such documents, (iv) the only manually executed original of this Lease, including all Equipment Schedules, and all other Lease Documents, and (v) such other documents, agreements, instruments, certificates, opinions, and assurances, as Lessor reasonably may require;

          (b) All representations and warranties provided in favor of Lessor in any of the Lease Documents shall be true and correct;

          (c) There shall be no default or Default under this Lease or any other Lease Documents; and

          (d) Lessor shall have received good title to the Equipment described in the Equipment Schedule, free and clear of any lien, claim or encumbrance of any kind, other than liens created by the Lessor.

       6. Acceptance By Lessee. This Lease is being executed in connection with a sale-leaseback transaction in which the Lessor has purchased the Equipment from NPR, Inc. and pursuant to this Lease is leasing the Equipment to the Lessees. NPR, Inc. selected the Equipment and has maintained possession of the Equipment. Holt Cargo Systems, Inc. has inspected the Equipment. Each Lessee acknowledges that the Equipment has been finally accepted by such Lessee pursuant to this Lease.

       7. Use And Maintenance.

          (a) Lessees shall (i) use the Equipment solely in the conduct of their businesses, for the purpose for which the Equipment was designed, in a careful and proper manner (and shall not permanently discontinue use of the Equipment), (ii) operate, maintain, service and repair the Equipment, and maintain all records and other materials relating thereto, (1) in accordance and consistent with (A) all maintenance and operating manuals or service agreements, whenever furnished or entered into, including any subsequent amendments or replacements thereof, issued by the Supplier or service provider, (B) the requirements of all applicable insurance policies, (C) all purchase documents pertaining to the Equipment (collectively, "Supply Contract"), so

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     as to preserve all of Lessees' and Lessor's rights thereunder, including all rights to any warranties, indemnities or other rights or remedies, (D) all applicable laws, and (E) the prudent practice of other similar companies in the same business as Lessees, but in any event, to no lesser standard than that employed by Lessees for comparable equipment owned or leased by them, and (2) without limiting the foregoing, so as to cause the Equipment to be in good repair and operating condition, except for ordinary wear and tear resulting despite Lessees' full compliance with the terms hereof, (iii) not move any Equipment to a location outside of the continental United States other than a location listed on the Equipment Schedule without the prior written consent of Lessor, and (iv) not attach or incorporate the Equipment to or in any other item of equipment in such a manner that the Equipment may be deemed to have become an accession to or a part of such other item of equipment;

          (b) Lessees, within a reasonable time, will replace any parts of the Equipment which become worn out, lost, destroyed, damaged beyond repair or otherwise permanently rendered unfit for use, by replacement parts which are free and clear of all liens, encumbrances or rights of others and have a value, utility and remaining useful life at least equal to the parts replaced. Title to all such parts, improvements and additions to the Equipment immediately shall vest in Lessor, without cost or expense to Lessor or any further action by any other person, and such parts, improvements and additions shall be deemed incorporated in the Equipment and subject to the terms of this Lease as if originally leased hereunder. Except to the extent the same are replaced in accordance with this Section 7(b), Lessees shall not detach or otherwise remove any parts originally or from time to time attached to the Equipment, if such parts are essential to the operation of the Equipment or cannot be detached from the Equipment without materially interfering with the operation of the Equipment or adversely affecting the value, utility and remaining useful life which the Equipment would have had without the addition thereof. Lessees shall not make any material alterations to the Equipment without the prior written consent of Lessor;

          (c) Upon twenty-four (24) hours notice, Lessees shall afford Lessor and/or its designated representatives access to the premises where the Equipment is located for the purpose of inspecting such Equipment and all applicable records at any reasonable time during normal business hours; provided, however, if a default or Default shall have occurred and then be continuing, no notice of any inspection by Lessor shall be required.

       8. Disclaimer of Warranties. LESSOR IS NOT A SELLER, SUPPLIER OR MANUFACTURER (AS SUCH TERMS ARE DEFINED OR USED, AS THE CASE MAY BE, IN THE UNIFORM COMMERCIAL CODE), NOR A SELLER'S OR A DEALER'S AGENT. THE EQUIPMENT IS LEASED HEREUNDER "AS IS", AND LESSOR HAS NOT MADE, AND HEREBY DISCLAIMS LIABILITY FOR, AND LESSEES HEREBY WAIVE ALL RIGHTS AGAINST LESSOR RELATING TO, ANY AND

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ALL WARRANTIES, REPRESENTATIONS OR OBLIGATIONS OF ANY KIND WITH RESPECT TO THE
EQUIPMENT, EITHER EXPRESS OR IMPLIED, ARISING BY APPLICABLE LAW OR OTHERWISE, INCLUDING ANY OF THE SAME RELATING TO OR ARISING IN OR UNDER: (a) MERCHANTABILITY OR FITNESS FOR PARTICULAR USE OR PURPOSE; (b) COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OR TRADE; OR (c) TORT (WHETHER OR NOT ARISING FROM THE ACTUAL, IMPLIED OR IMPUTED NEGLIGENCE OF LESSOR OR STRICT LIABILITY) OR THE UNIFORM COMMERCIAL CODE (INCLUDING ARTICLE 2A, AS HEREINAFTER DEFINED; AND, WITHOUT LIMITING THE FOREGOING, INCLUDING, (i) ANY WARRANTIES CONTAINED IN ss.ss. 2A-210, 211, 212 AND 213, (ii) ANY RIGHT TO DEEM LESSOR IN DEFAULT PURSUANT THERETO, AND (iii) ALL OF LESSEES' RIGHTS AND REMEDIES UNDER ss.ss. 2A-508 THROUGH 521) OR OTHER APPLICABLE LAW WITH RESPECT TO THE EQUIPMENT, INCLUDING ITS TITLE OR FREEDOM FROM LIENS, FREEDOM FROM TRADEMARK, PATENT OR COPYRIGHT INFRINGEMENT, FREEDOM FROM LATENT DEFECTS (WHETHER OR NOT DISCOVERABLE), CONDITION, MANUFACTURE, DESIGN, SERVICING OR COMPLIANCE WITH APPLICABLE LAW; it being agreed that all such risks, as between Lessor and Lessees, are to be borne by Lessees; and Lessor's agreement to enter into this Lease is in reliance upon the freedom from and complete negation of liability or responsibility for the matters waived and disclaimed herein. Lessor is not responsible for any direct, indirect, incidental or consequential damage to or losses resulting from the installation, operation or use of the Equipment or any products manufactured thereby. All assignable warranties made by the Supplier as to any item of Equipment are hereby assigned to Lessees for and during the term of this Lease and Lessees agree to resolve all such claims directly with the Supplier. Provided that no default or Default has occurred and is then continuing, Lessor fully shall cooperate with Lessees with respect to the resolution of such claims, in good faith and by appropriate proceedings at Lessees' expense. Any such claim shall not affect in any manner the unconditional obligation of Lessees to make rent payments hereunder.

       9. Fees And Taxes.

          (a) To the extent permitted by law, Lessees shall file any necessary report and return for, shall pay promptly when due, shall otherwise be liable to reimburse Lessor (on an after-tax basis) for, and agrees to indemnify and hold Lessor harmless from: (i) all titling, recordation, documentary stamp and other fees, and (ii) taxes (other than taxes calculated solely on the basis of net income), assessments and all other charges or withholdings of any nature (together with any penalties, fines or interest thereon); arising at any time upon or relating to the Equipment or this Lease or the delivery, acquisition, ownership, use, operation or leasing or other disposition of the Equipment, or upon the rent, whether the same be assessed to Lessor or Lessees (any of the foregoing, an "Imposition").

          (b) If any report, return or property listing, or any Imposition is, by law, required to be filed by, assessed or billed to, or paid by, Lessor, Lessees at their own expense will do all

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     things required to be done by Lessor (to the extent permitted by law) in connection therewith and is hereby authorized by Lessor to act on behalf of Lessor in all respects, including the contest or protest, in good faith and by appropriate proceedings, of the validity of any Imposition, or the amount thereof. Lessor agrees fully to cooperate with Lessees in any such contest, and Lessees agree promptly to indemnify Lessor for all reasonable expenses incurred by Lessor in the course of such cooperation. An Imposition or Claim (as hereinafter defined) therefor shall be paid, subject to refund proceedings, if failure to pay would adversely affect the title or rights of Lessor. Provided that no default or Default has occurred and is continuing, if Lessor obtains a refund of any Imposition which has been paid (by Lessees, or by Lessor and for which Lessor has been reimbursed by Lessees), Lessor shall promptly pay to Lessees the net amount of such refund to the extent actually received. Lessees will cause all billings of such charges to Lessor to be made to Lessor in care of Lessees and will, in preparing any report or return required by law, show the ownership of the Equipment in Lessor, and shall send a copy of any such report or return to Lessor. If Lessees fail to pay any such charges when due, except any Imposition being contested in good faith and by appropriate proceedings as above provided for a reasonable period of time, Lessor at its option may do so, in which event the amount so paid (including any penalty or interest incurred as a result of Lessees' failure), plus interest thereon at the Late Charge Rate, shall be paid by Lessees to Lessor with the next periodic payment of rent.

       10. Intent, Title And Liens.

          (a) The parties intend and agree that the Equipment shall remain personal property, and that Lessor's title thereto not be impaired.

          (b) It is the express intention of the parties hereto that (1) this Lease, constitutes a true "lease" and a "finance lease' as such terms are defined in the Uniform Commercial Code Article 2A - Leases ("Article 2A") (whether or not Article 2A is then in effect in the State) and not a sale or retention of security interest; and (2) title to the Equipment shall at all times remain in Lessor, and Lessees shall acquire no ownership, property, rights, equity, or interest other than a leasehold interest, solely as Lessees subject to the terms and conditions hereof. If, notwithstanding the express intent of the parties, a court of competent jurisdiction determines that this Lease is not a true lease, but is rather a sale and extension of credit, a lease intended for security, a loan secured by the Equipment or other similar arrangement, the parties agree that in such event: (i) (A) in order to secure the prompt payment and performance as and when due of all of Lessees' obligations (both now existing and hereafter arising) under this Lease, Lessees shall be deemed to have granted, and they hereby grant, to Lessor a first priority security interest in the following (whether now existing or hereafter created): the

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     Equipment, all replacements, substitutions, attachments, accessions, and additions thereto, all warranties and licenses relating thereto and all proceeds (cash and non-cash; but without power of sale), including the proceeds of all insurance policies, thereof, and (B) Lessees agree that with respect to the Equipment, in addition to all of the other rights and remedies available to Lessor hereunder upon the occurrence of a Default, Lessor shall have all of the rights and remedies of a first priority secured party under the Code; and (ii) (A) the principal amount of any such loan shall be an amount equal to the aggregate of the "Total Purchase Cost," as defined and set forth in the Equipment Schedule, (B) the term of any such loan shall be the same as the longest Term specified in any Equipment Schedule, (C) the loan payments under any such loan shall be the regular installments of Rent specified in the Equipment Schedule, and (D) any such loan shall be at an interest rate that is equal to the lesser of the maximum lawful rate permitted by applicable law or the effective interest rate calculated on the basis of the foregoing principal amount, loan term and loan payments as if the principal amount were fully amortized over the term of the loan.

          (c) Lessees may not dispose of any of the Equipment except to the extent expressly provided herein, notwithstanding the fact that proceeds constitute a part of the Equipment. Lessees further agree to maintain the Equipment free from all claims, liens, attachments, rights of others and legal processes ("Liens") of creditors of Lessees or any other persons, other than Liens for fees, taxes, levies, duties or other governmental charges of any kind, Liens of mechanics, materialmen, laborers, employees or suppliers and similar Liens arising by operation of law incurred by a Lessee in the ordinary course of business for sums that are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof (provided, however, that such proceedings do not involve any substantial danger (as determined in Lessor's sole reasonable discretion) of the sale, forfeiture or loss of the Equipment or any interest therein). Lessees will defend, at their own expense, Lessor's title to the Equipment from such claims, Liens or legal processes. Lessees shall also notify Lessor immediately upon receipt of notice of any Lien affecting the Equipment in whole or in part.

       11. Insurance. Lessees shall obtain and maintain all-risk insurance coverage with respect to the Equipment insuring against, among other things: any casualty to the Equipment (or any portion thereof), including loss or damage due to fire and the risks normally included in extended coverage, malicious mischief and vandalism, for not less than the greater of the full replacement value or the Stipulated Loss Value (as defined in Section 12 hereof); and any public liability arising in connection with the Equipment, including both personal injury and property damage with a combined single limit per occurrence of not less than the amount specified in the Equipment Schedule, with no deductible. All said

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insurance shall be in form (including all endorsements required by Lessor) and amount and with companies reasonably satisfactory to Lessor. All insurance for loss or damage shall provide that losses, if any, shall be payable to Lessor or Lessor's assigns as sole loss payee and Lessees shall utilize their best efforts to have all checks relating to any such losses delivered promptly to Lessor. Lessor and Lessor's assigns shall be named as an additional insured with respect to all such liability insurance. Lessees shall pay the premiums therefor and deliver to Lessor evidence satisfactory to Lessor of such insurance coverage. Lessees shall cause to be provided to Lessor, not less than fifteen (15) days prior to the scheduled expiration or lapse of such insurance coverage, evidence satisfactory to Lessor of renewal or replacement coverage. Each insurer shall agree, by endorsement upon the policy or policies issued by it or by independent instrument furnished to Lessor and Lessor's assigns, that (a) it will give Lessor and Lessor's assigns thirty (30) days' prior written notice of the effective date of any material alteration or cancellation of such policy; and
(b) insurance as to the interest of any named additional insured or loss payee other than Lessees shall not be invalidated by any actions, inactions, breach of warranty or conditions or negligence of any Lessee or any person other than Lessor with respect to such policy or policies. The proceeds of such insurance payable as a result of loss of or damage to the Equipment shall be applied as required by the provisions of Section 12 hereof.

       12. Loss And Damage. Lessees assume the risk of direct and consequential loss and damage to the Equipment from all causes. Except as provided in this Section for discharge upon payment of Stipulated Loss Value and the other specified amounts, no loss or damage to the Equipment or any part thereof shall release or impair any obligations of Lessees under this Lease. Lessees agree that Lessor shall not incur any liability to any Lessee for any loss of business, loss of profits, expenses, or any other Claims resulting to any Lessee by reason of any failure of or delay in delivery or any delay caused by any non-performance, defective performance, or breakdown of the Equipment, nor shall Lessor at any time be responsible for personal injury or the loss or destruction of any other property resulting from the Equipment. In the event of loss or damage to any item of Equipment which does not constitute a Total Loss (as hereinafter defined), Lessees shall, at their sole cost and expense, promptly repair and restore such item of the Equipment to the condition required by this Lease. Provided that no default or Default has occurred and is continuing, upon receipt of evidence reasonably satisfactory to Lessor of completion of such repairs, Lessor will apply any net insurance proceeds received by Lessor on account of such loss to the cost of repairs. Upon the occurrence of the actual or constructive total loss of any item of the Equipment, or the loss, disappearance, theft or destruction of any item of the Equipment or damage to any item of the Equipment to such extent as shall make repair thereof uneconomical or shall render any item of the Equipment permanently unfit for normal use

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for any reason whatsoever, or the condemnation, confiscation, requisition, seizure, forfeiture or other taking of title to or use of any item of the Equipment (as established to the reasonable satisfaction of Lessor; any such occurrence being herein referred to as a "Total Loss"), during the term of this Lease, Lessees shall give prompt notice thereof to Lessor. Within fifteen (15) days after the Total Loss, Lessees shall give Lessor written notice of its election (it being understood that if Lessees fail to give such notice of election within fifteen (15) days after the occurrence of such Total Loss, Lessees shall be deemed to have elected to perform the option set forth in clause (a) below) to either make payment to Lessor or, so long as no default or Default shall have occurred and be continuing, to substitute Equipment, as provided, respectively, in alternatives (a) and (b) below:

         (a) On the next date for or the payment of rent, Lessees shall pay to Lessor the rent due on that date plus the Stipulated Loss Value of the item or items of the Equipment with respect to which the Total Loss has occurred ("Destroyed Equipment") and any other sums due hereunder with respect to that Destroyed Equipment (less any insurance proceeds or condemnation award actually paid). Upon making such payment, this Lease and the obligation to make future rental payments shall terminate solely with respect to the Destroyed Equipment so paid for and (to the extent applicable) Lessees shall become entitled thereto "AS IS WHERE IS" without warranty, express or implied, with respect to any matter whatsoever. Lessor shall deliver to Lessees a bill of sale transferring and assigning to Lessees without recourse or warranty, all of Lessor's right, title and interest in and to the Destroyed Equipment. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of the Destroyed Equipment or any other matters. As used in this Lease, "Stipulated Loss Value" shall mean the product of the "Equipment Cost" (as defined in the Equipment Schedule) of the applicable Equipment and the applicable percentage factor set forth on the Schedule of Stipulated Loss Values attached to the applicable Equipment Schedule. Stipulated Loss Value shall be determined as of the next date on which a payment of rent is or would be due after a Total Loss or other termination of the Lease as to an item of Equipment, after payment of any rent due on such date, and the applicable percentage factor shall be that which is set forth with respect to such rent payment. After payment of the final payment of rent due under the original term of this Lease and during any renewal term thereof, Stipulated Loss Value shall be determined as of the date of termination of this Lease (absent any renewal thereof) or, if during a renewal term, on the next date on which a payment of rent is or would be due after a Total Loss or other termination of such renewal term, after payment of any rent due on such date, and the applicable percentage factor shall be the last percentage factor set forth on the Schedule of Stipulated Loss Values attached to the Equipment Schedule. Following payment of the sums due pursuant to this clause (a) by the Lessees, the Lessor shall, provided that no default or Default has occurred and is

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continuing, remit to Lessees any and all insurance proceeds received by the
Lessor for such items of Destroyed Equipment.

         (b) Within thirty (30) days from the Total Loss replace the items of Destroyed Equipment with like equipment in good condition and working order acceptable to Lessor and any assignee of Lessor, and Lessee shall transfer title to the replacement equipment to the Lessor, free and clear of all liens, claims and encumbrances, which equipment shall thereupon become subject to this Lease and deemed a replacement for the Destroyed Equipment. If this option is elected, the Lessees shall provide to the Lessor: (i) evidence that the Lessees have obtained for such item of equipment all insurance required pursuant to Section 11 of this Lease; (ii) a copy of the bill of sale or other evidence of acquisition pursuant to which the Lessees obtained the replacement equipment;
(iii) such evidence of title as Lessor may reasonably request to the effect that the replacement equipment has been conveyed to the Lessor and the replacement equipment is subject to the terms of this Lease; (iv) such Uniform Commercial Code financing statements or chattel mortgages concerning such replacement equipment as may be requested by Lessor or its assigns; and (v) a certificate signed by duly authorized financial or executive officers of Lessees certifying that, upon consummation of such replacement, no default or Default exists under this Lease. Provided that no default or Default has occurred and is continuing, upon receipt of evidence of the satisfaction of all of the above conditions, Lessor will remit to the Lessees any and all insurance proceeds for the Destroyed Equipment for which replacement equipment has been obtained. All terms and provisions of this Lease shall apply to the replacement equipment and such replacement equipment shall be deemed Equipment hereunder.

       13. Redelivery. Upon the expiration or earlier termination of the term of this Lease (or of any renewal thereof, if applicable), Lessees shall, at their own expense, return the Equipment to Lessor within ten (10) days (a) in the same condition as the Equipment is on the date of this Lease, ordinary wear and tear resulting from proper use thereof excepted, (b) in such operating condition as is capable of performing its originally intended use, (c) having been used, operated, serviced and repaired in accordance with, and otherwise complying with, Section 7 hereof, and (d) free and clear of all Liens whatsoever except Liens resulting from claims against Lessor. Lessees shall return the Equipment by delivering it to such place within the continental United States as Lessor shall specify. In addition to Lessor's other rights and remedies hereunder, if the Equipment is not returned in a timely fashion, or if repairs are necessary to place any items of Equipment in the condition required in this Section, Lessees shall continue to pay to Lessor per diem rent at the last prevailing lease rate under the Equipment Schedule with respect to such items of Equipment, for the period of delay in redelivery, or for the period of time reasonably necessary to accomplish such repairs together with the cost of such repairs, as applicable.

Lessor's acceptance of such rent on account of such delay or repair does not constitute a renewal of the term of the this Lease or a waiver of Lessor's right to prompt return of the Equipment in proper condition.

       14. Indemnity. Each Lessee assumes and agrees to indemnify, defend and keep harmless Lessor, and any assignee of Lessor's rights, obligations, title or interests under this Lease, its agents and employees ("Indemnitees"), from and against any and all Claims (other than such as may directly and proximately result from the gross negligence or willful misconduct of, such Indemnitees; provided, however, that each Lessee expressly agrees to indemnify each such Indemnitee where the Claims arise in whole or in part from the simple negligence of such Indemnitee), by paying (on an after-tax basis) or otherwise discharging same, when and as such Claims shall become due, including Claims arising on account of (a) any Lease Document, or (b) the Equipment, or any part thereof, including the ordering, acquisition, delivery, installation or rejection of the Equipment, the possession, maintenance, use, condition, ownership or operation of any item of Equipment, and by whomsoever owned, used or operated, during the term of this Lease with respect to that item of Equipment, the existence of latent and other defects (whether or not discoverable by Lessor or a Lessee) any claim in tort for negligence or strict liability, and any claim for patent, trademark or copyright infringement, or the loss, damage, destruction, removal, return, surrender, sale or other disposition of the Equipment, or any item thereof, or for whatever other reason whatsoever. It is the express intention of both Lessor and Lessees, that the indemnity provided for in this Section 14 includes the agreement by each Lessee to indemnify the Indemnitees from the consequences of such Indemnitees' own simple negligence, whether that negligence is the sole or concurring cause of the Claims, and to further indemnify such Indemnitees with respect to Claims for which the Indemnitees are strictly liable. Lessor shall give Lessees prompt notice of any claim hereby indemnified against and Lessees shall be entitled to control the defense thereof, so long as no default or Default has occurred and is then continuing; provided, however, that Lessor shall have the right to approve defense counsel selected by Lessees. For the purposes of this Lease, the term "Claims" shall mean all claims, allegations, harms, judgments, good faith settlements entered into, suits, actions, debts, obligations, damages (whether incidental, consequential or direct), demands (for compensation, indemnification, reimbursement or otherwise), losses, penalties, fines, liabilities (including strict liability), charges that Lessor has incurred or for which it is responsible, in the nature of interest, Liens, and costs (including attorneys' fees and disbursements and any other legal or non-legal expenses of investigation or defense of any Claim, whether or not such Claim is ultimately defeated or enforcing the rights, remedies or indemnities provided for hereunder, or otherwise available at law or equity to Lessor), of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, by or against any person.

       15. Default. A default shall be deemed to have occurred hereunder ("Default") if (a) Lessees shall fail to make any payment of rent hereunder when and as due; or (b) Lessees shall fail to obtain and maintain the insurance required herein; or (c) any Lessee shall fail to perform or observe any other covenant, condition or agreement to be performed or observed by it under any Lease Document and such failure is not cured within five (5) calendar days after written notice from Lessor or its assignee to Lessees; or (d) any Lessee shall
(i) take action for the purpose of invoking the protection of any bankruptcy or insolvency law, or (ii) have any bankruptcy or insolvency law invoked against or with respect to any Lessee or its property and the petition filed against a Lessee involving such law is not dismissed within sixty (60) days; or (e) any Lessee shall make or permit any unauthorized Lien against, or assignment or transfer of, this Lease, the Equipment or any interest therein; or (f) any certificate, statement, representation or warranty contained herein or furnished with respect hereto by or on behalf of any Lessee proving to have been false in any material respect at the time as of which the facts therein set forth were stated or certified; or (g) any Lessee shall be in default under any loan, lease, guaranty, installment sale or other financing agreement or contract, which singularly or in the aggregate relates to indebtedness in excess of One Million Dollars ($1,000,000.00), and the applicable grace period with respect thereto shall have expired; or (h) any Lessee shall have terminated its corporate existence, or consolidated with or merged into any person; or (i) there is the occurrence of any "EVENT OF DEFAULT" as that term is defined in the Lease Guaranty Agreement; or (j) any Lessee rejects the Lease pursuant to
Section 365 of the United States Bankruptcy Code or any successor statute; or
(k) any judgments against the Lessees (or either one of them) or against their assets or properties for amounts in excess of One Hundred Thousand Dollars ($100,000.00), in the aggregate, remain unpaid, unstayed on appeal, undischarged, unbonded, and undismissed for a period of thirty (30) days; or (1) any Lessee shall discontinue or liquidate in any material respect any substantial part of its operations or business; or (m) any Lessee shall sell, transfer, assign or otherwise dispose of any of its assets unless such sale or disposition shall be in the ordinary course of its business for value received or is of assets no longer useful in its business; or (n) any Lessee shall create, assume, or suffer to exist any liens, pledges, security interests, or other encumbrances upon any accounts receivable, inventory or other current assets now owned or hereafter acquired by it.

       16. Remedies. Without limiting Lessor's other rights hereunder, if Lessees shall fail to pay any amount of rent hereunder within sixty (60) days after the same shall have become due, Lessees shall automatically be deemed to be in default hereunder and all of Lessees' rights, but not their obligations, under this lease and in and to the Equipment automatically shall be cancelled, whereupon Lessees' right to possess and use the Equipment immediately shall cease; and Lessees hereby agree that the foregoing shall occur without act or notice as a condition thereto, and any such requirement of any act or notice under applicable law is hereby expressly and irrevocably waived to the extent permitted thereunder. Upon the occurrence of any other Default under the provisions of Section 15 (including the failure to make any payment of rent as and when due), Lessor may, at its option, declare this Lease to be in default. At any time after cancellation of this Lease or after declaration by Lessor that this Lease is in default, Lessor may, in addition to any other remedies provided herein or by applicable law, exercise one or more of the following remedies as Lessor in its sole discretion shall elect:

         (a) Require Lessees to assemble any or all of the Equipment at the location to which the Equipment was delivered or the location to which such Equipment may have been moved by Lessees or such other location in reasonable proximity to either of the foregoing as Lessor shall designate; and/or to return promptly, at Lessees' expense, any or all of the Equipment to Lessor at the location, in the condition and otherwise in accordance with all of the terms of
Section 13 hereof; and/or take possession of and render unusable by Lessees any or all of the Equipment, wherever it may be located, without any court order or other process of law and without liability for any damages occasioned by such taking of possession (other than to premises) (any such taking of possession shall constitute an automatic cancellation of this Lease pertaining thereto without further notice, and such taking of possession shall not prohibit Lessor from exercising its other remedies hereunder).

         (b) Sell, re-lease or otherwise dispose of any or all of the Equipment, whether or not in Lessor's possession, in a commercially reasonable manner at public or private sale with notice to Lessees (the parties agreeing that ten
(10) days, prior written notice shall constitute adequate notice of such sale), with the right of Lessor to purchase and apply the net proceeds of such disposition, after deducting all costs of such disposition (including but not limited to costs of transportation, possession, storage, refurbishing, advertising and brokers' fees), to the obligations of Lessees pursuant to this sub-part (b), with Lessees remaining liable for any deficiency and with any excess being retained by Lessor; or retain any or all of the Equipment; and recover from Lessees damages, not as a penalty, but herein liquidated for all purposes as follows:

         (1) if Lessor elects to dispose of the Equipment pursuant to a lease which is substantially similar to this Lease: an amount equal to the sum of (A) any accrued and unpaid rent under this Lease as of the date of commencement (the *Commencement Date") of the term of the new lease, and (B) (i) the present value as of the Commencement Date of the total rent for the then remaining term of this Lease, minus (ii) the present value as of the Commencement

Date of the rent under the new lease applicable to that period of the new lease term which is comparable to the then remaining term of this Lease, and (C) any incidental damages allowed under Article 2A, less expenses saved by Lessor in consequence of the Default ("Incidental Damages");

         (2) if Lessor elects to retain the Equipment or to dispose of the Equipment by sale, by re-lease (pursuant to a lease which is not substantially similar to this Lease), or otherwise: an amount equal to the sum of (A) any accrued and unpaid rent as of the date Lessor repossesses the Equipment or such earlier date as Lessees tender possession of the Equipment to Lessor, (B) (i) the present value as of the date determined under clause (A) of the total rent for the then remaining term of this Lease, minus (ii) the present value, as of that certain date which may be determined by taking a reasonable opportunity to repossess and remarket the Equipment, of the "market rent" (as computed pursuant to Article 2A) at the place where the Equipment was located on that date, computed for the same lease term, and (C) any Incidental Damages (provided, however, that if the measure of damages provided is inadequate to put Lessor in as good a position as performance would have, the damages shall be the present value of the profit, including reasonable overhead, Lessor would have made from full performance by Lessees, together with any incidental damages allowed under
Article 2A, due allowance for costs reasonably incurred and due credit for payments or proceeds of disposition);

         (3) if Lessor has not repossessed the Equipment, or if Lessor has repossessed the Equipment or Lessees have tendered possession of the Equipment to Lessor and Lessor is unable after reasonable effort to dispose of the Equipment at a reasonable price or the circumstances reasonably indicate that such an effort will be unavailing: an amount equal to the sum of (A) accrued and unpaid rent as of the date of entry of judgment in favor of Lessor, (B) the present value as of the date determined under clause (A) of the rent for the then remaining term of this Lease, and (C) any Incidental Damages. Lessor may dispose of the Equipment at any time before collection of a judgment for damages. If the disposition is before the end of the remaining term of this Lease, Lessor's recovery against Lessees for damages will be governed by sub-part (b)(1) or (2) (as applicable), and Lessor will cause an appropriate credit to be provided against any judgment for damages to the extent that the amount of the judgment exceeds the applicable recovery pursuant to sub-part
(b)(1) or (2).

         (c) In lieu of the damages specified in sub-part (b) Lessor may recover from Lessees, as liquidated damages for loss of a bargain and not as a penalty, an amount calculated as the sum of: (1) the greater of either (A) the Stipulated Loss Value of the Equipment (determined as of the next date on which a payment is or would have been due after the occurrence of the subject Default), together with all other sums due under this Lease as of such determination date or (B) all sums due and to become due under this

Lease for or the full term thereof (including any tax indemnities becoming due as a result of the Default, and any mandatory purchase or renewal options which Lessees have contracted to pay) (provided that all sums becoming due after the occurrence of such Default shall be discounted to present value as of the date of payment by Lessees) plus Lessor's estimated residual interest in the Equipment; plus (2) the amount of all commercially reasonable costs and expenses incurred by Lessor in connection with repossession, recovery, storage, repair, sale, re-lease or other disposition of the Equipment, including reasonable attorneys' fees and costs incurred in connection therewith or otherwise resulting from the Default; minus (3) if Lessor has repossessed the Equipment, the amount calculated pursuant to clause (B)(ii) of sub-part (b)(1) or (2) (as applicable). Notwithstanding the foregoing, in the event this Lease and Lessees' rights thereunder automatically are cancelled pursuant to the first sentence of this Section 16, the amounts payable under clause (1) of this paragraph (c) automatically shall become due and payable on the date of such cancellation, without notice or demand, except as otherwise may be provided in writing by Lessor.

         (d) Cancel this Lease as to any or all of the Equipment.

         (e) Proceed by appropriate court action, either at law or in equity (including an action for specific performance), to enforce performance by Lessees or to recover damages associated with such Default; or exercise any other right or remedy available to Lessor at law or in equity.

         (f) By offset, recoupment or other manner of application, apply any security deposit, monies held in deposit or other sums then held by Lessor, and with respect to which any Lessee has an interest, against any obligations of Lessees arising under this Lease, whether or not a Lessee has pledged, assigned or granted a security interest to Lessor in any or all such sums as collateral for said obligations.

       All amounts to be present valued shall be discounted at a rate equal to the discount rate of the Federal Reserve Bank of Richmond in effect on the applicable date. Unless otherwise provided above, a cancellation of this Lease shall occur only upon written notice by Lessor to Lessees and only with respect to such items of the Equipment as Lessor specifically elects to cancel in such notice. Except as to such item of the Equipment with respect to which there is a cancellation, this Lease shall remain in full force and effect and Lessees shall be and remain liable for the full performance of all their obligations hereunder. Except as otherwise specifically provided above, (A) Lessees shall also be liable for (1) all unpaid rent due hereunder before, during or after exercise of any of the foregoing remedies, (2) for all reasonable legal fees and other expenses incurred by reason of any default or Default or the exercise of Lessor's rights or remedies with respect thereto, including all costs and expenses incurred in connection with the return, repossession or other recovery of any Equipment in accordance with the terms of Section 13 hereof and this Section 16 or in placing such Equipment in the condition required by said Sections, and all other pre-judgment and post-judgment enforcement related actions taken by Lessor, and (3) Late Charges which shall accrue and be payable with respect to any and all amounts becoming due pursuant to this Section 16 from and after the due date therefor until payment of the full amount thereof is made; and (B) no right or remedy referred to in this Section is intended to be exclusive, but each shall be cumulative and shall be in addition to any other remedy referred to above or otherwise available at law or in equity, and may be exercised concurrently or separately from time to time. The failure of Lessor to exercise the rights granted hereunder upon any Default by Lessees shall not constitute a waiver of any such right upon the continuation or reoccurrence of any such Default.

       17. ASSIGNMENT.

          (a) WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR (WHICH SHALL NOT UNREASONABLY BE WITHHELD), NEITHER LESSEE WILL ASSIGN, TRANSFER OR ENCUMBER ANY OF ITS RIGHTS OR OBLIGATIONS HEREUNDER, OR ITS LEASEHOLD INTEREST, SUBLET THE EQUIPMENT OR OTHERWISE PERMIT THE EQUIPMENT TO BE OPERATED OR USED BY, OR TO COME INTO OR REMAIN IN THE POSSESSION OF, ANYONE BUT LESSEES. No assignment or sublease, whether authorized in this Section or in violation of the terms hereof, shall relieve Lessees of their obligations, and each Lessee shall remain primarily liable, hereunder. Any unpermitted assignment, transfer, encumbrance, delegation or sublease by a Lessee shall be void ab initio.

          (b) LESSOR MAY AT ANY TIME ASSIGN ANY OR ALL OF ITS RIGHTS, OBLIGATIONS, TITLE AND INTERESTS HEREUNDER TO ANY OTHER PERSON. If Lessees are given notice of any such assignment, Lessees shall acknowledge receipt thereof in writing. Any such assignee shall have and be entitled to exercise any and all rights and powers of Lessor hereunder, but such assignee shall not be obligated to perform any of the obligations of Lessor hereunder (other than as otherwise provided in any notice with respect thereto by Lessor to Lessees). Lessees will pay all rent and other amounts payable by Lessees hereunder to such assignee, notwithstanding any defense or claim of whatever nature, whether by reason of breach or otherwise which it may now or hereafter have against Lessor; it being understood that in the event of a default or breach by Lessor, that Lessees shall pursue any rights on account thereof solely against Lessor. Lessees agree that any such assignment shall not materially change Lessees' duties or obligations under the Lease nor materially increase Lessees' risks or burdens. Upon such assignment and except as may otherwise be provided therein all references in this Lease to Lessor shall include such assignee.

          (c) Subject always to the foregoing, this Lease inures to the benefit of, and is binding upon, the successors and assigns of the parties hereto and thereto, as the case may be.

       18. Miscellaneous.

          (a) This Lease, the Riders annexed hereto and each Equipment Schedule, constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and shall not be rescinded, amended or modified in any manner except by a document in writing executed by both parties.

          (b) Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          (c) The representations, warranties and covenants of Lessees herein shall be deemed to be continuing and to survive the execution and delivery of this Lease, and any other Lease Documents.

          (d) If a Lessee fails to perform any of its obligations hereunder, Lessor shall have the right, but shall not be obligated, to effect such performance, and the amount of any out of pocket and other reasonable expenses of Lessor incurred in connection with such performance, together with interest thereon at the Late Charge Rate, shall be payable by Lessees upon demand. Lessor's effecting such compliance shall not be a waiver of Lessees' default.

          (e) each Lessee irrevocably appoints Lessor as Lessees' attorney-in-fact (which power shall be deemed coupled with an interest) to execute, endorse and deliver any documents and checks or drafts relating to or received in payment for any loss or damage under the policies of insurance required by the provisions of Section 11 hereof, but only to the extent that the same relates to the Equipment.

          (f) LESSOR AND LESSEES HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH ANY LESSEE AND/OR LESSOR MAY BE PARTIES ARISING OUT OF OR IN ANY WAY PERTAINING TO THIS LEASE. EACH LESSEE AUTHORIZES LESSOR TO FILE THIS PROVISION WITH THE CLERK OR JUDGE OF ANY COURT HEARING ANY SUCH CLAIM. IT IS HEREBY AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS LEASE. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE PARTIES AND THE PARTIES HEREBY ACKNOWLEDGE THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS

EFFECT. LESSOR AND LESSEES FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED IN THE SIGNING OF THIS LEASE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF THEIR OWN FREE WILL, AND THAT THEY HAVE HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

          (g) All notices (excluding billings and communications in the ordinary course of business) hereunder shall be in writing, personally delivered, delivered by overnight courier service, sent by facsimile transmission (with confirmation of receipt), or sent by certified mail, return receipt requested, addressed to the other party at its respective address stated below the signature of such party or at such other address as such party shall from time to time designate in writing to the other party; and shall be effective from the date of receipt.

          (h) THIS LEASE IS SUBJECT TO AND SUBORDINATE TO THE SECURITY INTEREST IN THE EQUIPMENT GRANTED BY THE LESSOR TO MBC LEASING CORP.

          (i) This Lease and all of the other Lease Documents shall not be effective unless and until accepted by execution by an officer of Lessor. THIS LEASE AND ALL OF THE OTHER LEASE DOCUMENTS, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER, SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE COMMONWEALTH OF PENNSYLVANIA (the "STATE") (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF THE STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE L0CATION OF THE EQUIPMENT. The parties agree that any action or proceeding arising out of or relating to this Lease may be commenced in any state or Federal court in the State, and agree that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at its address hereinbelow set forth, or as it may provide in writing from time to time, or as otherwise provided under the laws of the State.

          (j) Lessor hereby agrees that it does not have and hereby releases any maritime lien or other claim against any vessel on which any of the Equipment may at any time be used with respect to any claim by the Lessor under this Lease.

       19. Definitions And Rules of Construction. (a) The following terms when used in this Lease have the following meanings: (i) "applicable law" or "law": any law, rule, regulation, ordinance, order, code, common law, interpretation, judgment, directive, decree, treaty, injunction, writ, determination, award, permit or similar norm or decision of any governmental authority; (ii) "business day": any day, other than a Saturday, Sunday, or legal holiday for commercial banks under the laws of the state of the governing law of this Lease; (iii) "Code" or "Uniform Commercial

Code": the Uniform Commercial Code as in effect in the State or in any other applicable jurisdiction; and any reference to an article (including Article 2A) or section thereof shall mean the corresponding article or section (however termed) of any such other applicable version of the Uniform Commercial Code;
(iv) "governmental authority": any federal, state, county, municipal, regional or other governmental authority, agency, board, body, instrumentality or court, in each case, whether domestic or foreign; and (v) "person": any individual, corporation, partnership, joint venture, or other legal entity or a governmental authority, whether employed, hired, affiliated, owned, contracted with, or otherwise related or unrelated to Lessee or Lessor.

         (b) The following terms when used herein shall be construed as follows:
(i) "herein," "hereof," "hereunder," etc.: in, of, under, etc. this Lease or such other Lease Document in which such term appears (and not merely in, of, under, etc. the section or provision where the reference occurs); (ii) "including": containing, embracing or involving all of the enumerated items, but not limited to such items unless such term is followed by the words "and limited to," or similar words; and (iii) "or": at least one, but not necessarily only one, of the alternatives enumerated. Any defined term used in the singular preceded by "any' indicates any number of the members of the relevant class. Any lease Document or other agreement or instrument referred to herein means such agreement or instrument as supplemented and amended from time to time. Any reference to Lessor, Lessees or Lessee shall include their permitted successors and assigns.

         (c) Any reference to a law shall also mean such law as amended, superseded or replaced from time to time.

         (d) Unless otherwise expressly provided herein to the contrary, all actions that a Lessee takes or is required to take under any Lease Document shall be taken at such Lessee's sole cost and expense, and all such costs and expenses shall constitute Claims and be covered by Section 14 hereof.

       20. Joint And Several Obligations. It is anticipated that the Equipment shall be used by both Lessees from time to time and it is not intended that any single item of Equipment shall be used solely by either Lessee. Due to the nature of the Equipment and the Lessees' businesses, it is difficult or impossible to determine the extent of the use of any single piece of Equipment by either Lessee. All obligations and liabilities of the Lessees hereunder are joint and several liabilities and obligations of each Lessee and their respective successors and permitted assigns. Notwithstanding the foregoing, each of the Lessees agrees that if the Lessees determine that one Lessee ("Lessee A") has paid to the Lessor under this Lease an amount disproportionate to Lessee A's use of the Equipment or if any court so determines, Lessee A shall be entitled to recover from the other Lessee ("Lessee B"), and Lessee B shall pay to Lessee A such amount as is necessary to insure that each Lessee pays under this Lease an amount proportionate to each Lessee's use of the Equipment. Each of the Lessees acknowledges and agrees that the agreement to pay to each other such amounts as are necessary to insure that each Lessee pays under this Lease an amount proportionate to each Lessee's use of the Equipment shall not impair or affect the joint and several nature of the obligations of the Lessees, or their respective successors and permitted assigns, to the Lessor.

       IN WITNESS WHEREOF, the parties hereto have caused this Lease to be duly executed, under seal, as of the day and year first above set forth.

   WITNESS/ATTEST:                          LESSEES:

                                            NPR, INC.,
                                            A Delaware Corporation


   /s/ Mario F.Escudero,                    By: /s/  Ronald Katims
   ------------------------                     -------------------------(SEAL)
   Mario F.Escudero,                            Ronald Katims, President
   Secretary

                                            Address: 701 North Broadway
                                                     King & Essex Streets
                                                     Gloucester City, NJ 08030

                                            HOLT CARGO SYSTEMS, INC.,
                                            A Delaware Corporation


  /s/ John A. Evans                         By: /s/  Thomas J. Holt, Sr.
  --------------------------                    -------------------------(SEAL)
  John A. Evans, Secretary                      Thomas J. Holt, Sr.
                                                President


                                            Address: 701 North Broadway
                                                     King & Essex Streets
                                                     Gloucester City, NJ 08030

                                            LESSOR:

                                            EMERALD EQUIPMENT LEASING, INC.,
                                            A Delaware Corporation

   /s/ Marc Goldman                         By: /s/ Arthur B. Davis
       -----------------------                  -------------------------(SEAL)
       Marc Goldman, Secretary                    Arthur B. Davis, President

                                            Address: 701 North Broadway
                                                     King & Essex Streets
                                                     Gloucester City, NJ 08030

                            EQUIPMENT SCHEDULE NO. 1


       THIS EQUIPMENT SCHEDULE NO. 1 is incorporated into and made a part of the Equipment Lease Agreement dated as of November 20, 1997 between Emerald Equipment Leasing, Inc., a Delaware corporation, as lessor and NPR, Inc., a Delaware corporation, and Holt Cargo Systems, Inc., a Delaware corporation, as lessees ("Lease").

       1. EQUIPMENT. The equipment leased hereunder shall be as set forth in
Schedule 1 attached hereto ("Equipment"). As used in the Lease, the term "Total Purchase Cost" means Thirty-Five Million Dollars ($35,000,000.00) and the term "Equipment Cost" shall mean the cost for each item of Equipment as set forth on
Schedule 2 attached hereto.

       2. TERM. Upon and after the date of execution hereof, the Equipment shall be subject to the terms and conditions provided in the Lease. The "Term" of the Lease shall commence on the date hereof and shall extend for sixty (60) months until November 20, 2002.

       3. RENT. From and after November 20, 1997, the monthly rent for the Equipment during the term of the Lease shall be Seven Hundred Thirty-Eight Thousand One Hundred Four Dollars and Forty Cents ($738,104.40). Rent payments shall be made, in arrears, on the twentieth (20th) day of the month for each month during the term of the Lease with the first payment due on December 20, 1997 and the last payment due on November 20, 2002.

       4. SCHEDULE OF STIPULATED LOSS VALUES. The Schedule of Stipulated Loss Values attached hereto is incorporated herein by reference and shall be applicable solely to the Equipment described in this Equipment Schedule.

       4. LATE CHARGE RATE. The Late Charge Rate shall be two (2) percent per month of the amount in arrears for the period such amount remains unpaid (provided, however, that if such rate exceeds the highest rate permitted by applicable law, then the Late Charge Rate shall be the highest rate permitted by applicable law).

       5. PUBLIC LIABILITY INSURANCE. The amount of public liability insurance referenced in Section 11 of the Lease is $4,000,000.00.

       DATE OF EXECUTION: November 20, 1997

          WITNESS/ATTEST:                   LESSEES:

                                            NPR, INC.,
                                            A Delaware Corporation

      /s/ Mario F. Escudero                 By: /s/ Ronald Katims
      -----------------------------------       --------------------------(SEAL)
      Mario F. Escudero, Secretary                  Ronald Katims, President

                                            HOLT CARGO SYSTEMS, INC.,
                                            A Delaware Corporation

     /s/ John A. Evans                      By: /s/  Thomas J. Holt, Sr.
     -------------------------                  --------------------------(SEAL)
     John A. Evans, Secretary                        Thomas J. Holt, Sr.,
                                                        President

                                            LESSOR:

                                            EMERALD EQUIPMENT LEASING, INC.,
                                            A Delaware Corporation

     /s/ Marc Goldman                       By: /s/ Arthur B. Davis
     --------------------------                 --------------------------(SEAL)
        Marc Goldman, Secretary                     Arthur B. Davis, President

                                        2